                                                                    Exhibit 23.6



                                ERWIN & COMPANY
                          CERTIFIED PUBLIC ACCOUNTANTS



                                                           6311 Ranch Drive
                                                           Little Rock, AR 72212
                                                           (501) 868-7486
                                                           (501) 868-7750 (Fax)


The Board of Directors
Citadel Broadcasting Company

We consent to the use in the registration statement titled Amendment No. 3 to Form S-4 of Citadel Broadcasting Company of our reports dated April 1, 1997 on the balance sheet of Snider Corporation as of December 31, 1996 and the related statements of income, stockholders' equity and cash flows for the year then ended and April 23, 1997 on the combined balance sheet of Snider Broadcasting Corporation and subsidiary and CDB Broadcasting Corporation as of December 31, 1996 and the related combined statements of operations, stockholders' deficit and cash flows for the year then ended included herein and to the reference to our firm under the heading "Independent Auditors" in the registration statement.


/s/ Erwin & Company

Little Rock, Arkansas
February 16, 1999